EXECUTION COPY
870,000 Shares
Marlin Business Services Corp.
Common Stock
PURCHASE AGREEMENT
November 15, 2006
PIPER JAFFRAY & CO.
800 Nicollet Mall
Minneapolis, Minnesota 55402
Ladies and Gentlemen:
     The shareholders of Marlin Business Services Corp., a Pennsylvania corporation (the “Company”) listed on Schedule I hereto (the “Selling Shareholders”) propose, subject to the terms and conditions contained herein, to sell to Piper Jaffray & Co. (the “Underwriter”) an aggregate of 870,000 shares (the “Firm Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company in the respective amounts set forth on Schedule I hereto. The Selling Shareholders have also granted the Underwriter an option to purchase up to 130,000 additional shares on the terms and for the purposes set forth in Section 4 (the “Option Shares”) in the respective amounts set forth on Schedule I hereto. The Firm Shares and the Option Shares purchased pursuant to this Agreement are herein collectively referred to as the “Securities”.
     The Company and the Selling Shareholders hereby confirm their agreement with respect to the sale of the Securities to the Underwriter. Unless otherwise specified herein, or unless the context otherwise requires, references to a “subsidiary of the Company” or “subsidiaries of the Company” shall be deemed to include all of the direct and indirect subsidiaries of the Company.
     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the registration of the Securities on Form S-3 (File No. 333-128329) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”
          The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Securities to a form of prospectus included in the Registration Statement relating to the Securities in the form heretofore delivered to you. Such prospectus in the form in which it appears in the Registration Statement and such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b), are hereinafter collectively called the “Prospectus.” Any preliminary form of Prospectus which is filed or used prior to filing of the Prospectus is hereinafter called a “Preliminary Prospectus.” Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.
          For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.
     2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the Underwriter as follows:
          (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations thereof, (A) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof and (B) complied in all material respects with the requirements of the Securities Act and the Rules and Regulations.
          (ii) The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

          (iii) Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B under the Securities Act), and at the First Closing Date and Second Closing Date (as hereinafter defined), and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations and at the First Closing Date and the Second Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations and at the First Closing Date and the Second Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in, or omissions from, the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you specifically for use in the preparation thereof.
          (iv) Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you specifically for use therein. As used in this paragraph and elsewhere in this Agreement:
(1) “Time of Sale” means 6:00 pm (Eastern time) on the date of this Agreement.
(2) “Statutory Prospectus” as of any time means the Preliminary Prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.
(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) under the Securities Act because it is a “bona fide electronic road show” as defined in Rule 433 which is made available by the Company without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
(4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule II to this Agreement.
(5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus. The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, that is made available without restriction pursuant to Rule 433(d)(8)(ii) under the Securities Act even though not required to be filed with the Commission.
          (v) (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter as described in Section 5(a)(iii)(B), did not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you specifically for use therein.
               (B) (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.
               (C) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.
          (vi) The consolidated financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and fairly present the consolidated financial condition of the Company as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein); and the supporting schedules included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the information required to be stated therein. No other financial statements, schedules or financial information are required to be included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. To the Company’s knowledge, Deloitte & Touche LLP, which has expressed its opinion with respect to certain of the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and with regard to the Company’s internal control over financial reporting and management’s assessment thereof, is (A) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (B) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (C) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to certain of the financial statements and schedules filed as part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and with regard to the Company’s internal control over financial reporting and management’s assessment thereof, is (A) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (B) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) and (C) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

          (vii) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or other entity in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
          (viii) Except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (b) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”).
          (ix) Except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, the Company reasonably believes, individually or in the aggregate, would result in a Material Adverse Change.
          (x) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.
          (xi) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, and, assuming due authorization, execution and delivery by the Underwriter and the Selling Shareholders, is enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (ii) the Company’s charter or by-laws, or (iii) any order, rule, regulation, judgment or decree of any court, arbitrator or governmental agency or body having jurisdiction over the Company or any of its properties that, in the case of (i) and (iii), would individually or in the aggregate have a Material Adverse Effect. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, except such as may be required under the Securities Act or state securities or blue sky laws; and the Company has full corporate power and authority to enter into this Agreement.
          (xii) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter), and the holders thereof are not subject to personal liability by reason of being such holders. The capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of or other ownership interest of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, (i) except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and (ii) except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock or other ownership interests. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the

Prospectus except for the subsequent issuance of stock in respect of the exercise of stock options by employees and directors under existing employee benefit plans.
          (xiii) The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except to the extent that such non-compliance therewith would not have a Material Adverse Effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except to the extent that such non-compliance therewith would not have a Material Adverse Effect.
          (xiv) Each subsidiary of the Company that is engaged in the business of insurance or reinsurance (collectively, the “Insurance Subsidiaries”) holds such insurance licenses, certificates and permits from governmental authorities as are necessary to the conduct of its business as described in the Time of Sale Disclosure Package and the Prospectus (the “Insurance Licenses”); the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Time of Sale Disclosure Package and the Prospectus, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.
          (xv) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.
          (xvi) The Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries is expected to give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee, in each case except as would not be expected to have a Material Adverse Effect.
          (xvii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.
          (xviii) The Company and its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed, which returns are true and correct in all material respects, and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.
          (xix) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company. The Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 5(a)(xv) hereof and set forth on Schedule II.
          (xx) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included on the Nasdaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance of inclusion of the Common Stock thereon.
          (xxi) Other than (i) the subsidiaries of the Company listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, (ii) Marlin Leasing Receivables Corp. X, a Nevada corporation, (iii)

Marlin Leasing Receivables X LLC, a Nevada limited liability company, and (iv) Marlin Trade Receivables Corp., a Delaware corporation, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity except to the extent that the Company or any of its subsidiaries owns capital stock or other equity or ownership or proprietary interests as were received as full or partial payment of delinquent amounts owed to the Company or its subsidiaries in the ordinary course of business.
          (xxii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, (i) neither the board of directors of the Company nor the audit committee of the board of directors of the Company has been informed of, or become aware of, any significant deficiency or any material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated), nor any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (xxiii) The Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (xxiv) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.
          (xxv) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.
          (xxvi) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          (xxvii) The conditions for use of Form S-3 by the Company in connection with the offering of the Securities, set forth in the General Instructions thereto, have been and continue to be satisfied.

          (xxviii) The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when such documents were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will comply in all material respects with the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (xxix) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.
          (xxx) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
          (xxxi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (xxxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.
          (xxxiii) No transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company’s officers, directors or 5% shareholders or any affiliate or affiliates of any such officer, director or 5% shareholders that is required to be described in and is not described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
          (xxxiv) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer of the Company. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.
          (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
     3. Representations and Warranties of the Selling Shareholders. (a) Each of the Selling Shareholders represents and warrants to, and agrees with, the Underwriter as follows:
          (i) Such Selling Shareholder is the record and beneficial owner of, and has, and on the Closing Date will have, valid and marketable title to the Securities to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the Underwriter will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Such Selling Shareholder is selling the Securities for such Selling Shareholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Shareholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus.
          (ii) The certificates representing the Securities to be sold by such Selling Shareholder pursuant to this Agreement have been duly and properly endorsed in blank for transfer, or are accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriter, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

          (iii) Such Selling Shareholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.
          (iv) This Agreement has been duly authorized, executed and delivered by such Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any law, regulation, order or decree applicable to such Selling Shareholder except where any such breach or violation would not, individually or in the aggregate, materially impair such Selling Shareholder’s ability to meet its obligations under this Agreement; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the sale of the Securities being sold by such Selling Shareholder, except such as may be required under the Securities Act or state securities laws or blue sky laws.
          (v) Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by such Selling Shareholder. Such Selling Shareholder has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 5(a)(xv) hereof and set forth on Schedule II.
          (vi) Other than as contemplated by this Agreement and except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from such Selling Shareholder any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.
          (vii) Such Selling Shareholder has reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and none of the Registration Statement, the Time of Sale Disclosure Package or the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading regarding such Selling Shareholder but only to the extent that any statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on the information relating to such Selling Shareholder included in the sections captioned “Selling Shareholder” and “Selling Shareholders” in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
          (b) Any certificate signed by a Selling Shareholder and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.
     4. Purchase, Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Shareholders agrees to sell the respective Firm Shares listed on Schedule I hereto to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Shareholders, the respective Firm Shares listed on Schedule I hereto. The purchase price for each Firm Share shall be $22.00 per share.
          The Firm Shares will be delivered by the Selling Shareholders to you for the account of the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Selling Shareholders, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Underwriter so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company (“DTC”) designated by the Underwriter. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.
          (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholders hereby grant to the Underwriter an option to purchase, on a pro rata basis, all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Underwriter to the Company and to the Selling Shareholders setting forth the aggregate number of Option Shares as to which the Underwriter is exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing Date”, and together with the First Closing Date, a “Closing Date”; provided, however, that the Second Closing Date shall not be earlier than (i) the First Closing Date or (ii) if the Second Closing Date occurs after the First

Closing Date, the second business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of the Underwriter shall be to purchase from the Selling Shareholders the number of Option Shares set forth in such notice of exercise.
          The Option Shares will be delivered by the Selling Shareholders to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Selling Shareholders at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Underwriter so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at DTC designated by the Underwriter. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.
     5. Covenants.
          (a) The Company covenants and agrees with the Underwriter as follows:
          (i) During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter or counsel to the Underwriter reasonably object.
          (ii) After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).
(iii) (A) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or counsel to the Underwriter to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
(B) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
          (iv) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.
          (v) During a period of five years commencing with the date hereof, the Company will furnish to the Underwriter copies of all periodic and special reports furnished to the shareholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., the Nasdaq Global Market or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).
          (vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.
          (vii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all reasonable expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Securities, (B) all reasonable expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriter’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, (C) all filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states, (D) the fees and expenses of any transfer agent or registrar, (E) all filing fees and reasonable fees and disbursements of the Underwriter’s counsel incident to any required review and approval by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other reasonable costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Underwriter pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company agrees to reimburse the Underwriter for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriter in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall in no event be liable to the Underwriter for loss of anticipated profits from the transactions covered by this Agreement.
          (viii) Neither the Company nor any subsidiary will, without your prior written consent, from the date of execution of this Agreement and continuing to and including the date 75 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period that does not accelerate pursuant to its terms. Notwithstanding the foregoing, nothing herein shall prohibit sales by the Company (A) in connection with (I) the exercise of options granted or (II) the granting of restricted stock or options to purchase, in the aggregate, up to 342,479 additional shares of Common Stock under the 2003 Equity Compensation Plan or (B) pursuant to the 2003 Employee Stock Purchase Plan. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by you in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; provided, however, that the Lock-Up Period shall not extend past February 17, 2007. The Company will provide the Underwriter and the Selling Shareholders with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.
          (ix) The Company has caused to be delivered to the Underwriter prior to the date of this Agreement a letter agreement from each of the Company’s officers listed on Schedule III hereto stating that such person agrees that such person will not, without the Underwriter’s prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock, for a period of 75 days after commencement of the public offering of the Securities by the Underwriter (each a “Lock-Up Agreement”), subject to the exceptions set forth in the Lock-Up Agreement for each such officer. The Company will enforce the terms of each Lock-Up Agreement and issue stop transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.
          (x) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.
          (xi) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (xii) The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.
          (xiii) The Company and its subsidiaries will maintain such controls and other procedures, including, without limitation, those contemplated by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.
          (xiv) The Company and its subsidiaries will comply with all other applicable provisions of the Sarbanes-Oxley Act.
          (xv) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
          (b) Each of the Selling Shareholders covenants and agrees with the Underwriter as follows:
          (i) Without limiting any reimbursement right which such Selling Shareholder may have from the Company, such Selling Shareholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities and the fees of such Selling Shareholder’s counsel.
          (ii) If this Agreement shall be terminated by the Underwriter because of any failure, refusal or inability on the part of such Selling Shareholder to perform any agreement on such Selling Shareholder’s part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by such Selling Shareholder is not fulfilled, such Selling Shareholder agrees to reimburse the Underwriter for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing its obligations hereunder.
          (iii) The Securities to be sold by such Selling Shareholder are subject to the interest of the Underwriter and the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement, by any act of such Selling Shareholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Shareholder or by the occurrence of any other event. If such Selling Shareholder shall liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities to be sold by such Selling Shareholder shall be delivered in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred.
          (iv) Such Selling Shareholder will not, without your prior written consent, during the Lock-Up Period, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) or otherwise dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except for (1) sales to the Underwriter pursuant to this Agreement and (2) transfers to the affiliates, general partner or limited partners of such Selling Shareholder if such transferee agrees in writing to be bound by the provisions of this Section 5(b)(iv). In addition, such Selling Shareholder agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock. If (A) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (i) the Company issues an earnings release, (ii) the Company publicly announces material news or (iii) a material event relating to the Company occurs; or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by you in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (X) the Company issues the earnings release, (Y) the Company publicly announces material news or (Z) a material event relating to the Company occurs, except that such extension of the Lock-Up Period shall not apply if, in the reasonable judgment of the Underwriter, it is permitted to publish or otherwise distribute a research report or make a public appearance concerning the Company during such extension period without violating Rule 2711(f)(4) of the Conduct Rules of the National Association of Securities Dealers, Inc. because the Company has “actively traded securities,” as defined in Regulation M under the Exchange Act. Such Selling Shareholder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by such Selling Shareholder, except in compliance with this Section 5(b)(iv).
          (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (vi) Such Selling Shareholder shall immediately notify you if any event occurs, or of any change in information relating to such Selling Shareholder, which results in the Time of Sale Disclosure Package, the Prospectus (as supplemented) or any Issuer Free Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that any statements in or omissions from the Prospectus are based on information relating to the Selling Shareholders under the sections captioned “Selling Shareholder” or “Selling Shareholders” therein.
     6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at each such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.
          (b) The Underwriter shall not have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.
          (c) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.
          (d) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to any securities issued in connection with any of the Company’s fixed-rate, term note securitization facilities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such securities;
          (e) On each Closing Date, there shall have been furnished to you, as the Underwriter, the opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:
          (i) Each of the Company and its subsidiaries listed on Schedule IV hereto has been duly incorporated and is presently subsisting or validly existing, as the case may be, as a corporation in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries listed on Schedule IV has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or other entity and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.
          (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Disclosure Package and in the Prospectus. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To such counsel’s knowledge neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.
          (iii) All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries listed on Schedule IV have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel’s knowledge, except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. To such counsel’s knowledge, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary any shares of the capital stock or other ownership interest of the Company or any subsidiary of the Company.
          (iv) The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.
          (v) The descriptions in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents, insofar as such statements constitute a summary of documents referred to therein or matters of law, are correct in all material respects and provide a fair summary of such provisions; and such counsel does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated in whole or in part, by reference therein) or included as exhibits to the Registration Statement that are not described or included as required.
          (vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of each of them enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which either is bound or to which any of their respective property is subject, the charter or by-laws of the Company, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, except such as may be required under the Securities Act or state securities laws.
          (vii) The Registration Statement, on the date it initially was ordered effective by the Commission and on the effective date, pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Registration Statement relating to the Securities for purposes of the liability of the Underwriter under Section 11 of the Securities Act in connection with the sale of the Securities, the Statutory Prospectus included in the Time of Sale Disclosure Package as of the Time of Sale and the Prospectus as of its date (except as to the financial statements, schedules, notes, other financial and statistical data derived therefrom, and information about internal control over financial reporting, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.
               (viii) Each of the documents incorporated by reference in the Registration Statement, the Statutory Prospectus included in the Time of Sale Disclosure Package and the Prospectus (except as to the financial statements, schedules, notes, other financial and statistical data derived therefrom, and information about internal control over financial reporting, as to which such counsel need express no opinion), at the time such document was filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the applicable rules and regulations thereunder, as applicable.
          Such counsel may refer you to the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and shall state that, as counsel to the Company, it reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and participated in conferences with your representatives and representatives of the Company, its independent public accountants and your counsel at which the contents of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and related matters were discussed.
          In addition, such counsel may state that the purpose of its professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and that it has not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Moreover, such counsel may state that many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus involve matters of a non-legal nature.
          Subject to the foregoing, such counsel shall confirm that, on the basis of the information it gained in the course of performing the services referred to above, nothing came to its attention that caused it to believe that (i) the Registration Statement, on the effective date, pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Registration Statement relating to the Securities for purposes of the liability of the Underwriters under Section 11 of the Securities Act in connection with the sale of the Securities, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Disclosure Package, considered as a whole at the Time of Sale together with the pricing information and other information in the Prospectus affected by the pricing information, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, or as of such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel will not pass upon and will not (a) assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs (ii), (iii) or (v) above), (b) express any belief with respect to the financial statements or other financial data, or statistical data derived therefrom, contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, and (c) express any belief with respect to any statement in a document incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, to the extent that, pursuant to Rule 412 under the Securities Act, such statement is deemed modified or superseded in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided.
          In rendering such opinion such counsel may rely (i) as to matters of law other than Pennsylvania and federal law and matters arising under the Delaware General Corporation Law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.
          (f) On each Closing Date, there shall have been furnished to you, as the Underwriter, the opinion of Appleby Spurling & Kempe, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:
          (i) AssuranceOne, Ltd. (“AssuranceOne”) is an exempted company duly incorporated with limited liability and existing under the laws of Bermuda, licensed to carry on general business within the meaning of its insurance license and has the requisite corporate power and authority to conduct its insurance business. AssuranceOne possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.
          (ii) Subject as otherwise provided in such opinion, no consent, license or authorization of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by AssuranceOne in connection with this Agreement.
          (iii) The execution, delivery and performance by the parties to this Agreement and the transactions contemplated hereby do not and will not violate, conflict with or constitute a default under (A) any requirement of any law or any regulation of Bermuda, or (B) the Certificate of Incorporation, Memorandum of Association or Bye-Laws of AssuranceOne.
          (iv) According to the records maintained in the Register of Companies at the office of the Registrar of Companies as revealed by a search of such records conducted by such counsel, the current address of the registered office of AssuranceOne is Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.
          (v) All of the issued and outstanding shares of AssuranceOne have been duly and validly authorized and issued and are fully paid and non-assessable, and, to such counsel’s knowledge, except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company owns of record and beneficially, free and clear of any security interest, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of AssuranceOne. To such counsel’s knowledge, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of AssuranceOne.
          (vi) Based solely upon searches conducted by such counsel:
          (A) no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting AssuranceOne or against or affecting any of its properties, rights, revenues or assets; and
          (B) no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up AssuranceOne or application to reorganize its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.
          (vii) AssuranceOne has received an assurance from the Ministry of Finance granting an exemption, until March 28, 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act of 1967 or otherwise payable in relation to land in Bermuda leased to AssuranceOne. There are, subject as otherwise provided in such opinion, no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of this Agreement or the transactions contemplated hereby, or in connection with the admissibility in evidence thereof and AssuranceOne is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make hereunder.
          (g) On each Closing Date, there shall have been furnished to you, as the Underwriter, the opinion of Woodburn and Wedge, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:
          (i) Each subsidiary of the Company that is a Nevada corporation (collectively, the “Nevada Corporations”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. Each of the Nevada Corporations has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
          (ii) Each subsidiary of the Company that is a Nevada limited liability company (collectively, the “Nevada LLCs”) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Nevada. Each of the Nevada LLCs has full limited liability company power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
          (iii) All of the issued and outstanding shares of capital stock of each of the Nevada Corporations have been duly and validly authorized and issued and are fully paid and nonassessable and, to such counsel’s knowledge, owned of record by the Company.
          (h) On each Closing Date, there shall have been furnished to the Underwriter, the opinion of Jones Day, counsel for the Selling Shareholders, dated such Closing Date and addressed to you, substantially to the effect that:
          (i) this Agreement has been duly authorized by all necessary action of, and executed and delivered by, each of the Selling Shareholders;
          (ii) each of the Selling Shareholders has the power and authority to enter into and perform its obligations under this Agreement;
          (iii) no consent, approval, authorization or order of, or filing with, any governmental agency or any court is required to be obtained or made by either of the Selling Shareholders in connection with the execution, delivery and performance of this Agreement or in connection with the sale of the Securities by the Selling Shareholders pursuant to this Agreement, except such consents, approvals, authorizations, orders or filings as have been obtained or made under the Securities Act or as may be required under state securities or “blue sky” laws;
          (iv) the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not violate any law or regulation known to such counsel to be generally applicable to transactions of the type contemplated by this Agreement, or the Certificate of Limited Partnership or Agreement of Limited Partnership of either of the Selling Shareholders; and
          (v) upon payment by the Underwriter for the Securities sold by the Selling Shareholders as provided in this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be directed by DTC in the State of New York, registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the records of DTC to securities accounts of the Underwriter, assuming that neither DTC nor the Underwriter has “notice of any adverse claim” (all within the meaning of the Uniform Commercial Code, as amended and in effect in the State of New York on the date hereof (the “UCC”)) to such Securities, (a) DTC shall be a “protected purchaser” (within the meaning of the UCC) of such Securities, (b) under Section 8-501 of the UCC, the Underwriters will acquire valid security entitlements to such Securities credited to their respective securities accounts and (c) no action based on any “adverse claim” (within the meaning of the UCC) to such Securities may be asserted against the Underwriter with respect to such security entitlements.
          In rendering such opinion such counsel may rely (i) as to matters of law other than federal law and those jurisdictions in which such counsel are qualified to engage in the practice of law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Selling Shareholders provided that the extent of such reliance is specified in such opinion.
          (i) On each Closing Date, there shall have been furnished to you, as the Underwriter, such opinion or opinions from Sidley Austin LLP, counsel for the Underwriter, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, Time of Sale Disclosure Package, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. In rendering such opinion, Sidley Austin LLP may rely, as to certain matters governed by the laws of the Commonwealth of Pennsylvania, on the opinion of Morgan, Lewis & Bockius LLP referred to above.
          (j) On each Closing Date you, as the Underwriter, shall have received a letter of KPMG LLP and a letter of Deloitte & Touche LLP, each dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.
          (k) On each Closing Date, there shall have been furnished to you, as the Underwriter, a certificate, dated the Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:
          (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;
          (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and
          (iii) The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the

Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Prospectus), and
          (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the Time of Sale, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the Time of Sale, a material fact necessary to make the statements therein, in light of the circumstances under which they were made,
          (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,
          (C) since the Time of Sale, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Prospectus that has not been so filed,
          (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, except such liabilities or obligations incurred in the ordinary course of business, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and
          (E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might reasonably result in any Material Adverse Change.
          (l) On the Closing Date, there shall have been furnished to you a certificate or certificates, dated the Closing Date and addressed to you, signed by each Selling Shareholder to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as if made at and as of the Closing Date, and that such Selling Shareholder has complied with all the agreements and satisfied all the conditions to be performed or satisfied at or prior to such Closing Date.
          (m) The Underwriter shall not have notice of an adverse claim on the Securities within the meaning of Section 8-105 of the UCC.
          (n) Each Selling Shareholder shall have delivered to you, as the Underwriter, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury department regulations in lieu thereof).
          (o) The Company shall have furnished to you and your counsel such additional documents, certificates and evidence as you or they may have reasonably requested.
          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriter. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.
     7. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed by the Company pursuant to Rule 433, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof.
          In addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(a), it will reimburse the Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return the payment to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank N.A., or its successor (the “Prime Rate”). Any such interim reimbursement payments which are not made to the Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.
          (b) The Selling Shareholders agree to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Selling Shareholders shall only be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or in any Issuer Free Writing Prospectus or any Marketing Materials, based on information relating to the Selling Shareholders under the captions “Selling Shareholder” or “Selling Shareholders”; further provided, however, that in no event shall the Selling Shareholders be liable under the provisions of this Section 7(b) for any amount in excess of the aggregate amount of proceeds after underwriting commissions and discounts which the Selling Shareholders received from the sale of the Securities pursuant to this Agreement.
          (c) The Underwriter will indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company and the Selling Shareholders may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by you, specifically for use in the preparation thereof, and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company or any such Selling Shareholder in connection with investigating or defending against any such loss, claim, damage, liability or action.
          In addition to its other obligations under this Section 7(c), the Underwriter agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceedings arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(c), the Underwriter will reimburse the Company on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriter’s obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the respective recipient of such payment shall promptly return it to the Underwriter, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Underwriter may otherwise have. Notwithstanding the provisions of this Section 7(c), to the extent any claim, action, investigation, inquiry or other proceeding referred to in the first sentence of this paragraph is accompanied by, is a part of or is in connection with one or more claims, actions, investigations, inquiries or other proceedings contemplated by Section 7(a), the interim payment provisions of the second paragraph of Section 7(a) shall control and this paragraph shall not apply.
          (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriter, it is advisable for the Underwriter to be represented by separate counsel, the Underwriter shall have the right to employ a single counsel to represent the Underwriter, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriter as incurred (in accordance with the provisions of the second paragraph in subsections (a) and (b) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 7 to which it has not agreed in writing.
          (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholders on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the liability under this subsection (e) of the Selling Shareholders shall be limited to an amount equal to the aggregate amount of proceeds after underwriting commissions and discounts the Selling Shareholders received from the sale of securities pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (f) The obligations of the Company and the Selling Shareholders under this Section 7 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Securities Act.
          (g) The Underwriter confirms and the Company and the Selling Shareholders each acknowledge that the statements with respect to the public offering of the Securities by the Underwriter set forth on the cover page of, and the concession and reallowance figures appearing under the heading “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing and the Prospectus.
     8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Shareholders herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter, the Company and the Selling Shareholders contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or the Selling Shareholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriter hereunder.
     9. Termination of this Agreement.
          (a) You, as the Underwriter, shall have the right to terminate this Agreement by giving notice to the Company and the Selling Shareholders as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company or the Selling Shareholders shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its or their part to be performed hereunder, (ii) any other condition of the Underwriter’s obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Market or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities between the United States and any foreign power or terrorist organization or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii), Section 5(b)(ii) and Section 7 hereof shall at all times be effective.
          (b) If you elect to terminate this Agreement as provided in this Section 9, the Company and the Selling Shareholders shall be notified promptly by you by telephone, confirmed by letter.
     10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed or delivered to Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: General Counsel; if to the Company, shall be mailed, delivered or telecopied to it at 300 Fellowship Road, Mount Laurel, New Jersey 08054, Attention: Mr. Daniel P. Dyer; if to the Selling Shareholders, 5900 Landerbrook Drive, Suite 200, Cleveland, Ohio 44124, Attention: Loyal W. Wilson, or, in each case, to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriter.

     12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (c) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company; and (d) it waives to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.
     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     14. Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.
[Signature Page Follows]

          Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Shareholders and the Underwriter in accordance with its terms.

Very truly yours,

MARLIN BUSINESS SERVICES CORP.

By:	/s/ Daniel P. Dyer Name: Daniel P. Dyer Title: Chairman and Chief Executive Officer

SELLING SHAREHOLDERS:

PRIMUS CAPITAL FUND IV LIMITED PARTNERSHIP

By:	Primus Venture Partners IV Limited Partnership
Its:	General Partner
By:	Primus Venture Partners IV, Inc.
Its:	General Partner

By:	/s/ Steven Rothman

Name: Steven Rothman
Title: Secretary and Treasurer

PRIMUS EXECUTIVE FUND LIMITED PARTNERSHIP

By:	Primus Venture Partners IV Limited Partnership
Its:	General Partner
By:	Primus Venture Partners IV, Inc.
Its:	General Partner

By:	/s/ Steven Rothman

Name: Steven Rothman
Title: Secretary and Treasurer

Confirmed as of the date first
above mentioned.
PIPER JAFFRAY & CO.

By	/s/ Joyce Nelson Schuette Managing Director

SCHEDULE I
Selling Shareholders

	Number of	Maximum Number of
	Firm Shares	Option Shares
Name	to be Sold	Subject to Option
Primus Capital Fund IV Limited Partnership 5900 Landerbrook Dr., Ste. 200 Cleveland, OH 44124	835,200	124,800

Primus Executive Fund Limited Partnership 5900 Landerbrook Dr., Ste. 200 Cleveland, OH 44124	34,800	5,200

Total	870,000	130,000

SCHEDULE II
Issuer General Free Writing Prospectuses
None.

SCHEDULE III
Persons Subject to Lock-Up Agreements
Daniel P. Dyer
Gary R. Shivers
George D. Pelose
Lynne C. Wilson

SCHEDULE IV
Subsidiaries
Marlin Leasing Corporation, a Delaware corporation
Marlin Trade Receivables Corp., a Delaware corporation